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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Ceres Group, Inc. 1998 Key Employee Share Incentive Plan of our report dated March 8, 2001, except for Note X, as to which the date is November 12, 2001, with respect to the consolidated financial statements and schedules of Ceres Group, Inc. for the year ended December 31, 2000 included in its Registration Statement (Form S-1 No. 333-59784) filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young, LLP


Cleveland, Ohio
December 17, 2000